Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Pulaski Financial Corp.:

We consent to the incorporation by reference in the registration statements (No. 333-188087, No. 333-32986, No. 333-84392, No. 333-84515, No. 333-112962, No. 333-135895, No. 333-157740, and No. 333-161784) on Form S-8 and in the registration statements (No. 333-188086, No. 333-163920, No. 333-128997 and No. 333-161783) on Form S-3 of Pulaski Financial Corp. and subsidiaries (the Company) of our reports dated December 16, 2013, with respect to the consolidated balance sheets of the Company as of September 30, 2013 and 2012, and the related consolidated statements of comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended September 30, 2013, and the effectiveness of internal control over financial reporting as of September 30, 2013, which reports appear in the 2013 Annual Report to Stockholders incorporated by reference in the September 30, 2013 annual report on Form 10-K of the Company.

/s/ KPMG LLP

St. Louis, Missouri
December 16, 2013